EXHIBIT 99.1

Donegal Group Inc. Increases Quarterly Dividend

MARIETTA, Pa., April 15, 2010 (GLOBE NEWSWIRE) -- Donegal Group Inc. (Nasdaq:DGICA) (Nasdaq:DGICB) reported that its board of directors today declared a regular quarterly cash dividend payable May 17, 2010 of $.115 per share of Class A common stock and $.1025 per share of Class B common stock to stockholders of record as of the close of business on May 3, 2010.  These dividends represent percentage increases of 2.2% for the Company's Class A common stock and 2.5% for the Company's Class B common stock compared to the previous quarterly cash dividend.

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in five Mid-Atlantic states (Delaware, Maryland, New Hampshire, New York and Pennsylvania), seven Southeastern states (Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and six Midwestern states (Iowa, Nebraska, Ohio, Oklahoma, South Dakota and Wisconsin).

CONTACT:  Donegal Group Inc.
          Jeffrey D. Miller, Senior Vice President & Chief Financial
           Officer
          (717) 426-1931
          Fax: (717) 426-7009
          jeffmiller@donegalgroup.com